Exhibit 10.9

PHARMERICA CORPORATION

2007 OMNIBUS INCENTIVE PLAN

SECTION 1. Purpose. The purpose of the PharMerica Corporation 2007 Omnibus Incentive Plan is to enhance the incentive of those employees, directors and other individuals who are expected to contribute significantly to the success of the Company and its Affiliates to perform at the highest level, and, in general, to further the best interests of the Company and its stockholders.

SECTION 2. Definition.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Act” shall mean the Securities Exchange Act of 1934, as amended.

(b) “Affiliate” shall mean (i) any entity that, directly or indirectly, controls, is controlled by or under common control with the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(c) “Award” shall mean any Option, Stock Appreciation Right, award of Restricted Stock, Restricted Stock Unit, Deferred Stock, Performance Award or Other Stock-Based Award granted under the Plan, which may be denominated or settled in Shares, cash or in such other forms as provided for herein.

(d) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(e) “Beneficiary” shall mean a person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such person is named by a Participant who is an individual, such individual’s Beneficiary shall be the individual’s estate.

(f) “Board” shall mean the board of directors of the Company.

(g) “Change in Control” shall mean the occurrence of:

(i) any “person” (as defined in Section 13(d) of the Act other than the Company, its Affiliates or an employee benefit plan or trust maintained by the Company or its affiliates, becoming the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of 40% or more of the combined voting power of the Company’s then outstanding Voting Stock (excluding any “person” who becomes such a beneficial owner in connection with a transaction described in clause (A) of paragraph (iii) below);

(ii) at any time during a period of twelve consecutive months, individuals who at the beginning of such period constituted the Board (and any new member of the Board whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the members of the Board then still in office who either were members of the Board at the beginning of the period or whose election or nomination was so approved) cease for any reason to constitute at least a majority of members then constituting the Board; or

(iii) the consummation of (A) a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Stock of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into Voting Stock of the surviving entity or any parent thereof) at least 50% of the combined voting power of the Voting Stock, or the total fair market value of all the securities, of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of assets of the Company having a total gross fair market value equal to more than 40% of the total gross Fair Market Value of all assets of the Company immediately prior to such transaction or transactions.

Notwithstanding the foregoing, (i) in no event shall a Change in Control be deemed to have occurred with respect to a Participant if the Participant is part of a “group”, within the meaning of Section 13(d)(3) of the Act, which consummates the Change in Control transaction and (ii) an Award Agreement may provide for a definition of the term “Change in Control” with respect to an Award that is different from the definition provided above.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(i) “Committee” shall mean the Compensation Committee of the Board or such other committee as may be designated by the Board that satisfies the requirements of applicable law. If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.

(j) “Company” shall mean PharMerica Corporation, a Delaware corporation.

(k) “Covered Employee” means an individual who is a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision.

(l) “Deferred Stock” shall mean a right to receive Shares or other Awards or a combination thereof at the end of a specified deferral period, granted under Section 9.

(m) “Fair Market Value” shall mean with respect to Shares, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock exchange on which the Shares trade or are quoted, or if Shares are not so listed or quoted, fair market value as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(n) “Incentive Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that (i) meets the requirements of Section 422 of the Code, or any successor provision thereto and (ii) is designated by the Committee in the applicable Award Agreement as an Incentive Stock Option.

(o) “Non-Qualified Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.

(p) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(q) “Other Stock-Based Award” means an Award granted pursuant to Section 11 of the Plan.

(r) “Participant” shall mean the recipient of an Award granted under the Plan.

(s) “Performance Award” means an Award granted pursuant to Section 10 of the Plan, including, but not limited to, one intended to be “qualified performance-based compensation” under Section 162(m) of the Code.

(t) “Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured and must be met.

(u) “Plan” shall mean the PharMerica Corporation 2007 Omnibus Incentive Plan, as the same may be amended from time to time.

(v) “Restricted Stock” shall mean any Share granted under Section 8.

(w) “Restricted Stock Unit” shall mean a contractual right granted under Section 8 that is denominated in Shares. Each Unit represents a right to receive the value of one Share (or a percentage of such value) upon the terms and conditions set forth in the Plan and the applicable Award Agreement. Awards of Restricted Stock Units may include, without limitation, the right to receive dividend equivalents.

(x) “SAR” or “Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 5(d), shall not be less than the Fair Market Value of one Share on such date of grant of the right.

(y) “Service” shall mean the active performance of services for the Company or an Affiliate by a person who is an employee or director of the Company or an Affiliate.

(z) “Shares” shall mean shares of the common stock of the Company.

(aa) “Subsidiary” shall mean a subsidiary of the Company within the meaning of Section 424(f) of the Code.

(bb) “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines; provided that the terms and conditions of each such Substitute Award (including, without limitation, the exercise price and number of Shares subject to such Substitute Award) shall be determined in accordance with U.S. Department of Treasury Regulation §1.409A-1(b)(5)(v)(D).

(cc) “Voting Stock” shall mean securities entitled to vote generally on the election of the Board.

SECTION 3. Eligibility.

(a) Any employee, member of the Board, consultant or other advisor of, or any other individual who provides services to, the Company or any Affiliate, shall be eligible to be selected to receive an Award under the Plan, except that Incentive Stock Options may be granted only to employees of the Company or a Subsidiary.

(b) Holders of options and other types of awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder.

SECTION 4. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall consist of not less than three directors. Each Committee member shall be (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the Securities and Exchange Commission and the applicable stock exchange on which the Shares trade or are quoted and (ii) an outside director pursuant to Section 162(m) of the Code, and any regulations issued thereunder, in each case at such time as the Company becomes subject to the respective regulatory regime. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. The Committee may delegate to one or more of the Committee’s members or to officers of the Company the authority to exercise all duties and responsibilities of the Committee under the Plan, including those listed in Section 4(b) below or such of those duties and responsibilities as may be specified by the Committee, except that such delegation shall not be applicable to any Award for a person then covered by Section 16 of the Act. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

(b) Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) adopt form of Award Agreements; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) correct any defect, supply any omission or reconcile any inconsistency in or among the Plan, an Award or an Award Agreement; (viii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the Participants.

SECTION 5. Shares Available for Awards.

(a) Subject to adjustment as provided in Section 5(d) below, the maximum number of Shares available for delivery under the Plan is 3,800,000 Shares. Notwithstanding the foregoing and subject to adjustment as provided in Section 5(d), the maximum number of Shares that may be subject to grant of Incentive Stock Options is 3,800,000, the maximum number of Shares that are available for Awards under Sections 8, 9 and 11 is 1,900,000 and no Participant may receive Options and SARs under the Plan in any fiscal year that relate to more than 650,000 Shares.

(b) If, after the effective date of the Plan, any Shares covered by an Award other than a Substitute Award, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan.

(c) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

(d) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a) and Section 10(c), (ii) the number and type of Shares (or other securities) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(e) Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under the Plan.

SECTION 6. Options.

(a) The Committee is hereby authorized to grant Options to Participants with the terms and conditions set forth in this Section 6 and with such additional terms and conditions as set forth in an Award Agreement, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(b) The purchase price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(c) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant thereof.

(d) The Committee shall determine the time or times at which an Option may be exercised in whole or in part.

(e) The Committee shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(f) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(g) Each Option shall be evidenced by an Award Agreement which contains the terms and conditions of the Option as determined by the Committee.

SECTION 7. Stock Appreciation Rights.

(a) The Committee is hereby authorized to grant Stock Appreciation Rights (“SARs”) to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan. Each SAR shall be evidenced by an Award Agreement which includes the terms and conditions determined by the Committee.

(b) SARs may be granted hereunder to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(c) Any tandem SAR related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. In the case of any tandem SAR related to any Option, the SAR or applicable portion thereof shall not be exercisable until the related Option or applicable portion thereof is exercisable and shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised.

(d) A freestanding SAR shall not have a term of greater than 10 years or, unless it is a Substitute Award, an exercise price less than the Fair Market Value of the Share on the date of grant.

SECTION 8. Restricted Stock and Restricted Stock Units.

(a) The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants. Each Award of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement which shall set forth the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the Participant’s interest in the related Shares or the value of the Restricted Stock Units will be forfeited or become vested, including performance goals, if any, that must be achieved as a condition to vesting of the Restricted Stock Award or the Restricted Stock Unit. The Committee, in its discretion, may award dividend equivalents with respect to Awards of Restricted Stock and Restricted Stock Units.

(b) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(d) The Committee may in its discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(e) If the Committee intends that an Award under this Section 8 shall constitute or give rise to “qualified performance based compensation” under Section 162(m) of the Code, such Award may be structured in accordance with the requirements of Section 10(c), including without limitation, the performance criteria and the Award limitation set forth therein, and any such Award shall be considered a Performance Award for purposes of the Plan.

SECTION 9. Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, subject to terms and conditions set forth in this Section 9 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine. Each grant of Deferred Stock shall be evidenced by an Award Agreement which contains the terms and conditions determined by the Committee.

(a) Issuance of Shares will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Shares, other Awards, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(b) The Committee, in its discretion, may award dividend equivalents with respect to Awards of Deferred Stock.

SECTION 10. Performance Awards.

(a) The Committee is hereby authorized to grant Performance Awards to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan. Each grant of Performance Awards shall be evidenced by an Award Agreement which contains the terms and conditions determined by the Committee. The Committee, in its discretion, may award dividend equivalents with respect to Performance Awards.

(b) Performance Awards may be denominated as a cash amount, number of Shares, or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee and set forth in the Award Agreement.

(c) Every Performance Award shall, if the Committee intends that such Award should constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code, include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels of, or increases in, in each case as determined by the Committee, one or more performance measures with respect to the Company, any Subsidiary and/or any business unit of the Company or any Subsidiary, including without limitation the following: return on equity or average equity, diluted earnings per share, total earnings, earnings growth, return on capital or average capital, return on assets or net assets, earnings before interest and taxes, EBITDA, EBITDA minus capital expenditures, sales or sales growth, customer or customer growth, traffic, revenue or revenue growth, income or net income, net income before share-based payments, gross margin return on investment, increase in the fair market value of common stock, share price (including, but not limited to, growth measures and total stockholder return), operating profit, gross profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), capital expenditures, operating expenses, selling, general and administrative expenses, operating income or net operating income, return on investment, inventory turns, return on sales, financial return ratios, total return to stockholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value, or expense targets, customer satisfaction surveys and productivity; each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis. Relative performance may be measured against a group of peer companies, a financial market index, or other acceptable objective and quantifiable indices. Except in the case of an award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance measures may vary from Performance Award to Performance Award, respectively, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. For any Award subject to any the pre-established formula described herein, the maximum number of shares subject to any such Award denominated in Shares granted in any fiscal year to a Participant shall be 500,000 Shares, subject to adjustment as provided in Section 5(d), and the maximum amount earned in respect of a Performance Award denominated in cash or value other than Shares on an annualized fiscal year basis with respect to any Participant shall be $5,000,000. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(c) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto. Notwithstanding any provision of the Plan to the contrary, the Committee shall not be authorized to increase the amount payable under any Award to which this Section 10(c) applies upon attainment of such pre-established formula.

(d) Settlement of Performance Awards shall be in cash, Shares, other Awards or other property, or a combination thereof, in the discretion of the Committee as set forth in the applicable Award Agreement. Performance Awards will be distributed only after the end of the relevant Performance Period. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to paragraph (c) above. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant.

SECTION 11. Other Stock-Based Awards. . The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards and such terms and conditions shall be contained in an Award Agreement which evidences such Award. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 11. The Committee, in its discretion, may award dividend equivalents with respect to Awards granted pursuant to this Section 11.

SECTION 12. Effect of Termination of Service on Awards. The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant ceases to provide Service to the Company or any Affiliate prior to the end of a performance period or exercise or settlement of such Award; provided that, to the extent such Award is subject to Section 409A of the Code, the Committee’s determination provided for in this Section 12 shall comply with Section 409A of the Code and the regulations promulgated thereunder.

SECTION 13. General Provisions Applicable to Awards.

(a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in the form of cash, Shares, other securities or other Awards, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d) Except as may be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be encumbered, assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 13(e) and (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) A Participant may designate a Beneficiary or change a previous beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. If no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, the Beneficiary shall be the Participant’s estate.

(f) All certificates for Shares and/or Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g) The applicable Award Agreement shall provide whether, upon a Change in Control, outstanding Options shall become fully exercisable and/or vested and outstanding Awards (other than Options) shall become fully vested and/or payable. To the extent not provided in the applicable Award Agreement, the Committee shall determine the treatment of outstanding Awards in connection with any transaction or transactions resulting in a Change in Control after giving due consideration to the federal income tax consequences, if any, under Section 409A of the Code arising from such treatment.

(h) The Committee may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants, as it deems necessary in its sole discretion.

SECTION 14. Amendments and Termination.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is required by the listed company rules of the stock exchange, if any, on which the Shares are principally traded or quoted or required to comply with Rule 16b-3 of the Act and Section 162(m) or 422 of the Code, or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that no such action shall adversely affect the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations; and provided further that, except as provided in Section 5(d), no such action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price of any Award established at the time of grant thereof and provided further, that the Committee’s authority under this Section 14(b) is limited in the case of Awards subject to Section 10(c), as set forth in Section 10(c).

(c) Except as noted in Section 10(c), the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including, without limitation, the events described in Section 5(d)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) Any provision of the Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award, except that (i) the Committee shall give due consideration to the federal income tax consequences arising under Section 409A of the Code prior to taking any such action and (ii) this Section 14(d) shall not be interpreted to permit any transaction that is prohibited by the second proviso of Section 14(b) relating to the direct or indirect repricing of Awards.

(e) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 15. Miscellaneous.

(a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award which does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants hereunder.

(b) A Participant granted an Award shall have no rights as a stockholder of the Company with respect to such Award unless and until such time as certificates of book-entry shares for the Shares underlying the Award are registered in such Participant’s name in the Company’s stock records. The right of any Participant to receive payment with respect to an Award by virtue of participation in the Plan shall be no greater than the right of any of the Company’s unsecured general creditors.

(c) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities or other Awards) of any federal, state and local withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(d) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) The Plan and all determinations made and actions taken thereunder shall be governed by the internal substantive laws of the State of Delaware and construed accordingly, to the extent not superseded by applicable federal law. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in such Award.

(f) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(g) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

SECTION 16. Effective Date of the Plan. The Plan shall be effective as of [__], 2007.

SECTION 17. Term of the Plan. No Award shall be granted under the Plan after the tenth year anniversary of its adoption by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

SECTION 18. Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of Section 409A and the related regulations, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.